Exhibit 23.2

              Consent of Independent Registered Public Accountants

      As independent registered public accountants, we hereby consent to the use of our report dated March 18, 2005, on the financial statements of AVP Pro Beach Volleyball Tour, Inc. as of December 31, 2004 and for the years ended December 31, 2004 and 2003 and to all references to our Firm included in or made a part of this Registration Statement on Form SB-2.

/s/ MAYER HOFFMAN MCCANN P.C.

MAYER HOFFMAN MCCANN P.C.

New York, New York
April 15, 2005